UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2010

PETROQUEST ENERGY, INC.
 (Exact name of registrant as specified in its charter)

DELAWARE	001-32681	72-1440714
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana	70508
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (337) 232-7028

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2010, the Board of Directors (the “Board”) of PetroQuest Energy, Inc. (the “Company”), based upon the recommendation of the Compensation Committee of the Board (the “Committee”), approved amendments to the Annual Incentive Plan (the “Plan”), which is administered by the Committee. The amendments provide that the Committee may determine, in its sole discretion, that Company financial and strategic performance criteria have been achieved during any Plan year, and pay the bonus during the Plan year to any employee, a group of employees or all employees participating in the Plan (including paying all or a portion of the bonus during the Plan year or after the end of the Plan year). The foregoing description of the amendments to the Plan is qualified in its entirety by reference to the Plan, as amended and restated, which is incorporated herein by reference and is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1. PetroQuest Energy, Inc. Annual Incentive Plan, as amended and restated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2010

PETROQUEST ENERGY, INC.

/s/ Daniel G. Fournerat
Daniel G. Fournerat
Executive Vice President, General
Counsel and Secretary